Exhibit 99

                         IKON OFFICE SOLUTIONS ANNOUNCES
                              THIRD QUARTER RESULTS

                          Earnings Exceed Expectations;
             Company Continues Focus on Cash Flow and Profitability

Valley Forge, Pennsylvania - July 26, 2001 - IKON Office Solutions (NYSE:IKN) today announced net income of $26 million, or earnings per share of $.18, for the third fiscal quarter ended June 30, 2001, exceeding the Company's expectations for the quarter. For the same period in 2000, earnings were $.19 per share, excluding one-time gains from early extinguishment of debt and the sale of investments totaling $.02 per share. Revenues for the quarter were $1.31 billion, compared to $1.40 billion for the same period in 2000.

Free cash flow for the third quarter was approximately $80 million compared to approximately $40 million for the same period in 2000. Based on the Company's latest analysis, free cash flow for the full year should exceed the previously communicated expectation of $170-$185 million.

"Due to continued improvements in gross margin and our ability to control Selling and Administrative expenses without foregoing our strategic investments, we were able to deliver strong earnings for the quarter," said James J. Forese, Chairman and Chief Executive Officer of IKON Office Solutions. "Revenues declined 6% from the prior year, or 5% excluding the impact of foreign currency translation, largely due to growing economic concerns and continued competitive pressure. Understanding these challenges in the quarter, we were increasingly focused on sales discipline - specifically, improved equipment contribution, the continued penetration of growth markets such as the production and outsourcing sectors, and the delivery of higher value-added solutions to our customers. Equipment aftermarket, namely supply sales and equipment service, also delivered strong productivity. As a result, we were able to enhance profitability for the quarter despite lower revenues.

"During the quarter, we continued to execute in areas critical to our long-term strategy. Specifically, we generated strong growth in the production arena through sales of our higher-end, segments 5 and 6 copier/printer equipment, and facilities management generated double-digit growth for the sixth consecutive quarter," continued Mr. Forese.

Net Sales, which include the sale of copier/printer equipment, supplies, and technology hardware, declined 11% from the prior year largely due to the decline in technology hardware and copier/printer equipment sales. Technology hardware, such as computers, routers and servers sold by the various technology divisions, declined as the Company continued to shift emphasis away from these low margin products. Sales of copier/printer equipment declined in response to ongoing economic and competitive pressures as well as the Company's strategic focus on moving from low-end, lower margin products to high-end, higher margin products. The Company continued to post year-over-year growth in sales of higher-end products, specifically segments 5 and 6 black & white production equipment and production color. Gross profit margin on Net Sales increased substantially over the same period in 2000 as the Company focused on cost controls and as it realized the benefits of earlier productivity programs. Adding to the gross margin expansion was the ongoing benefit of less low margin technology hardware revenues in the current Net Sales revenue mix.

Service & Rentals, which include revenues from the servicing of copier/printer equipment, outsourcing, technology services, and rentals, declined 2% from the prior year. While outsourcing continued to record year over year growth, revenues from the servicing of copier/printer equipment as well as technology services declined from the prior year. Service & Rentals gross profit margin increased from the prior year due to improvements in productivity associated with the servicing of copier/printer equipment.

Finance Income grew 5.1% from the prior year. Gross profit margin on Finance Income improved from the prior year primarily due to increased average corporate borrowings on behalf of the finance subsidiaries. Interest on corporate borrowings is reflected as Interest Expense while interest on finance subsidiaries' borrowings is reflected as Finance Interest Expense.

Operating Margins of 4.9% were comparable to the prior year largely due to stronger gross margins and controlled Selling and Administrative costs as the Company continues to balance investments necessary for market differentiation and leadership against cost savings achieved through ongoing productivity programs. Since the beginning of its fiscal year, the Company has reduced headcount by approximately 1,500 as part of these productivity initiatives.

Outlook:
Earnings per share for the full year, excluding special items, are expected to be $.55, as previously communicated. The Company expects that economic and competitive pressures will continue to impact the last quarter of fiscal 2001, along with normal seasonal influences typical within the industry. Free cash flow for fiscal 2001 is expected to exceed $200 million.

"IKON has made strong progress in becoming an integrated provider of business communication solutions. We have realigned our sales and service organizations to focus on new technologies and market opportunities, and we continue to improve our operational infrastructure to ensure we have a profitable and customer-focused business model," concluded Mr. Forese. "We will continue to execute on this strategy while responding to the additional challenges of an uncertain economic environment by remaining focused on our cost structures, cash flow, and profitability."

================================================================================

  Additional information regarding the third quarter results and the Company's outlook for next quarter and the full fiscal year will be discussed on a conference call hosted by IKON at 10:00 a.m. EST on Thursday, July 26, 2001. Please call (719) 457-2645 to participate. A complete replay of the conference call will be available over the Internet on IKON's Investor Relations home page approximately two hours after the call ends. To listen, please go to www.ikon.com and click on Invest in IKON. Beginning at 1:00PM EST on July 26, 2001 and ending at midnight on July 30, 2001, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code 766184.
================================================================================


IKON Office Solutions (www.ikon.com) is one of the world's leading providers of products and services that help businesses communicate. IKON provides customers with total business solutions for every office, production and outsourcing need, including copiers and printers, color solutions, distributed printing, facilities management, imaging and legal outsourcing solutions, as well as network design and consulting, e-business development, telecommunications services and technology training. With fiscal 2000 revenues of $5.4 billion, IKON has approximately 800 locations worldwide including the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland, and Denmark.

This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the Company's outlook for the fourth quarter and the full fiscal year and the Company's long-term investments and growth. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements. Certain additional risks and uncertainties are set forth in IKON's 2000 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission.



                                      # # #

IKON Office Solutions, Inc.                                                                                          Exhibit 99
---------------------------

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                 Third Quarter Fiscal
                                                                     ---------------------------------------------
                                                                             2001                     2000             % Change
                                                                     ---------------------      ------------------     ----------
Revenues
Net sales                                                          $              641,858     $           720,066        (10.9)%
Service and rentals                                                               571,662                 583,524         (2.0)
Finance income                                                                     97,637                  92,922          5.1
------------------------------------------------------------------------------------------------------------------
                                                                                1,311,157               1,396,512         (6.1)
------------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                                409,861                 482,916
Service and rental costs                                                          337,855                 349,438
Finance interest expense                                                           41,783                  43,889
Selling and administrative                                                        456,880                 451,797
------------------------------------------------------------------------------------------------------------------
                                                                                1,246,379               1,328,040
------------------------------------------------------------------------------------------------------------------

Operating income                                                                   64,778                  68,472
Gain on sale of investment                                                                                  3,288
Interest expense                                                                   18,345                  18,314
------------------------------------------------------------------------------------------------------------------
Income before income taxes  and extraordinary gain                                 46,433                  53,446
Income taxes                                                                       20,431                  23,525
------------------------------------------------------------------------------------------------------------------
Income before extraordinary gain                                                   26,002                  29,921
Extraordinary gain from early extinguishment of debt, net
   of income taxes of $1,342                                                                                1,707
------------------------------------------------------------------------------------------------------------------
Net income                                                         $               26,002     $            31,628
------------------------------------------------------------------------------------------------------------------


Basic and Diluted Earnings Per Common Share                                         $0.18                   $0.21
                                                                     =====================      ==================


Weighted Average Common Shares Outstanding, Basic                                 141,546                 148,922
                                                                     =====================      ==================

Weighted Average Common Shares Outstanding, Diluted                               145,431                 148,941
                                                                     =====================      ==================


Operations Analysis:
      Gross profit %, net sales                                                     36.1%                   32.9%
      Gross profit %, service and rentals                                           40.9%                   40.1%
      Gross profit %, finance subsidiaries                                          57.2%                   52.8%
      Total gross profit %                                                          39.8%                   37.3%
      Selling and administrative as a % of revenue                                  34.8%                   32.4%
      Operating income as a  % of revenue                                            4.9%                    4.9%


IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
Excluding Special Items

                                                                   Third Quarter Fiscal
                                                     --------------------------------------------
                                                            2001                     2000        *           % Change
                                                     --------------------      ------------------      ---------------------
Revenues
Net sales                                             $          641,858     $           720,066               (10.9)%
Service and rentals                                              571,662                 583,524                (2.0)
Finance income                                                    97,637                  92,922                 5.1
-------------------------------------------------------------------------------------------------
                                                               1,311,157               1,396,512                (6.1)
-------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                               409,861                 482,916
Service and rental costs                                         337,855                 349,438
Finance interest expense                                          41,783                  43,889
Selling and administrative                                       456,880                 451,797
-------------------------------------------------------------------------------------------------
                                                               1,246,379               1,328,040
-------------------------------------------------------------------------------------------------

Operating income                                                  64,778                  68,472
Interest expense                                                  18,345                  18,314
-------------------------------------------------------------------------------------------------
Income before income taxes                                        46,433                  50,158
Income taxes                                                      20,431                  22,078
-------------------------------------------------------------------------------------------------
Net income                                            $           26,002     $            28,080
                                                     ====================      ==================


Basic and Diluted Earnings Per Common Share                        $0.18                   $0.19
                                                     ====================      ==================

Weighted Average Common Shares Outstanding, Basic                141,546                 148,922
                                                     ====================      ==================

Weighted Average Common Shares Outstanding, Diluted              145,431                 148,941
                                                     ====================      ==================


Operations Analysis:
      Gross profit %, net sales                                    36.1%                   32.9%
      Gross profit %, service and rentals                          40.9%                   40.1%
      Gross profit %, finance subsidiaries                         57.2%                   52.8%
      Total gross profit %                                         39.8%                   37.3%
      Selling and administrative as a % of revenue                 34.8%                   32.4%
      Operating income as a  % of revenue                           4.9%                    4.9%

* Third quarter fiscal 2000 excludes $3,288 gain on sale of investment and $3,049 extraordinary gain on early extinguishment of debt ($1,707 after-tax).

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                            Year to Date Fiscal
                                                               ----------------------------------------------
                                                                       2001                      2000              % Change
                                                               ----------------------      ------------------      ---------
Revenues
Net sales                                                    $             2,001,648     $         2,080,636          (3.8)%
Service and rentals                                                        1,703,795               1,737,774          (2.0)
Finance income                                                               284,991                 255,089          11.7
-------------------------------------------------------------------------------------------------------------
                                                                           3,990,434               4,073,499          (2.0)
-------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                         1,305,473               1,382,241
Service and rental costs                                                   1,028,800               1,048,707
Finance interest expense                                                     132,350                 122,849
Selling and administrative                                                 1,364,391               1,314,579
Restructuring and asset impairment charge                                                            105,340
-------------------------------------------------------------------------------------------------------------
                                                                           3,831,014               3,973,716
-------------------------------------------------------------------------------------------------------------

Operating income                                                             159,420                  99,783
Gain on sale of investment                                                                             3,288
Interest expense                                                              54,222                  51,934
-------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes
          and extraordinary gain                                             105,198                  51,137
Income taxes                                                                  46,287                  41,999
-------------------------------------------------------------------------------------------------------------
Income from continuing operations before extraordinary gain                   58,911                   9,138
Discontinued operations, net of income taxes of $942                           1,200
Extraordinary gain from early extinguishment of debt, net
   of income taxes of $1,342                                                                           1,707
-------------------------------------------------------------------------------------------------------------
Net income                                                   $                60,111     $            10,845
                                                               ======================      ==================


Basic and Diluted Earnings Per Common Share
     Continuing operations                                                     $0.41                   $0.06
     Discontinued operations                                                    0.01
     Extraordinary gain                                                                                 0.01
                                                               ----------------------      ------------------
     Net income                                                                $0.42                   $0.07
                                                               ======================      ==================

Weighted Average Common Shares Outstanding, Basic                            142,121                 149,158
                                                               ======================      ==================

Weighted Average Common Shares Outstanding, Diluted                          143,982                 149,317
                                                               ======================      ==================


Operations Analysis:
      Gross profit %, net sales                                                34.8%                   33.6%
      Gross profit %, service and rentals                                      39.6%                   39.7%
      Gross profit %, finance subsidiaries                                     53.6%                   51.8%
      Total gross profit %                                                     38.2%                   37.3%
      Selling and administrative as a % of revenue                             34.2%                   32.3%
      Operating income as a  % of revenue                                       4.0%                    2.4%


IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
Excluding Special Items

                                                        Year to Date Fiscal
                                                               2001         *            2000       **          % Change
                                                        --------------------       -----------------      --------------------
Revenues
Net sales                                               $         2,001,648        $      2,080,636                (3.8)%
Service and rentals                                               1,703,795               1,737,774                (2.0)
Finance income                                                      284,991                 255,089                11.7
----------------------------------------------------------------------------------------------------
                                                                  3,990,434               4,073,499                (2.0)
----------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                1,305,473               1,382,241
Service and rental costs                                          1,028,800               1,048,707
Finance interest expense                                            132,350                 122,849
Selling and administrative                                        1,364,391               1,331,579
----------------------------------------------------------------------------------------------------
                                                                  3,831,014               3,885,376
----------------------------------------------------------------------------------------------------

Operating income                                                    159,420                 188,123
Interest expense                                                     54,222                  51,934
----------------------------------------------------------------------------------------------------
Income before income taxes                                          105,198                 136,189
Income taxes                                                         46,287                  59,923
----------------------------------------------------------------------------------------------------
Net income                                              $            58,911        $         76,266
                                                        ====================       =================


Basic and Diluted Earnings Per Common Share                           $0.41                   $0.51
                                                        ====================       =================

Weighted Average Common Shares Outstanding, Basic                   142,121                 149,158
                                                        ====================       =================

Weighted Average Common Shares Outstanding, Diluted                 143,982                 149,317
                                                        ====================       =================


Operations Analysis:
      Gross profit %, net sales                                       34.8%                   33.6%
      Gross profit %, service and rentals                             39.6%                   39.7%
      Gross profit %, finance subsidiaries                            53.6%                   51.8%
      Total gross profit %                                            38.2%                   37.3%
      Selling and administrative as a % of revenue                    34.2%                   32.7%
      Operating income as a  % of revenue                              4.0%                    4.6%


* Fiscal 2001 excludes a gain from discontinued operations of $2,142 ($1,200 after-tax).

** Fiscal 2000 excludes $17,000 of insurance proceeds related to the shareholder litigation settlement, $105,340 restructuring and asset impairment charge, $3,288 gain on sale of investment, and $3,049 extraordinary gain on early extinguishment of debt ($1,707 after-tax).